MNB Bancshares, Inc.

800 Poyntz Avenue
Manhattan, Kansas  66502
(785) 565-2000

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 18, 1998


To the stockholders of

MNB BANCSHARES, INC.

The Annual Meeting of the Stockholders of MNB Bancshares,
Inc., a Delaware corporation (the "Company"), will be held at the Kansas State University Student Union, 17th and
Anderson Avenue, Manhattan, Kansas, 66506, on Monday, May
18, 1998, at 2:00 p.m., local time, for the following purposes:

1. to elect three (3) Class III directors for a term of three years.

2. to amend the Certificate of Incorporation of the Company to increase the authorized common stock to 3,000,000 shares.

3.  to approve the MNB Bancshares, Inc. 1998 Stock Incentive
Plan.

4. to approve the appointment of KPMG Peat Marwick LLP as independent public accountants for the Company for the fiscal year ending December 31, 1998.

5. to transact such other business as may properly be brought before the meeting and any adjournments or postponements thereof.


The Board of Directors has fixed the close of business on April 3, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.


By order of the Board of Directors


/s/Patrick L. Alexander
President and Chief Executive Officer

Manhattan, Kansas
April 17, 1998

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of MNB Bancshares, Inc. (the "Company") of proxies to be voted at the Annual
Meeting of Stockholders to be held at the Kansas State
University Student Union, 17th and Anderson Avenue,
Manhattan, Kansas, 66506, on Monday, May 18, 1998, at 2:00 p.m., local time, and at any adjournments or postponements thereof.

The Board of Directors would like to have all stockholders represented at the meeting. If you do not expect to be present, please sign and return your proxy card in the enclosed self-addressed, stamped envelope. You have the power to revoke your proxy at any time before it is voted, by giving written notice to the Secretary of the Company, provided such written notice is received by the Secretary prior to the annual meeting or any adjournments or postponements thereof, by submitting a later dated proxy or by attending the annual meeting and choosing to vote in person. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

The Company's principal executive office is located at 800 Poyntz Avenue, Manhattan, Kansas and its mailing address is P.O. Box 308, Manhattan, Kansas 66505. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 17, 1998. The 1997 Annual Report of the Company, which includes consolidated financial statements of the Company and its subsidiary, is enclosed.

The Company is the holding company for Security National
Bank, Manhattan, Kansas (the "Bank"). In addition to its main office in Manhattan, the Bank also has branch offices in Topeka, Auburn, Osage City and Beloit, Kansas.

Only holders of record of the Company's Common Stock at the close of business on April 3, 1998, will be entitled to vote at the annual meeting or any adjournments or postponements of such meeting. On April 3, 1998, the Company had 1,288,476 shares of Common Stock, par value $0.01 per share, issued and outstanding. In the election of directors, and for all other matters to be voted upon at the annual meeting, each issued and outstanding share is entitled to one vote.

All shares of Common Stock represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and for adoption of the proposals set forth in this Proxy Statement.

A majority of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote. Approval of the amendment to the Company's Certificate of Incorporation requires the approval of a majority of the outstanding shares of Common Stock. In all other matters, the affirmative vote of a majority of shares required to constitute a quorum and voting on the subject matter shall be required to constitute stockholder approval. Abstentions will be counted as votes against a proposal and broker non-votes will have no effect on the vote.


ELECTION OF DIRECTORS

At the Annual Meeting of the Stockholders to be held on May 18, 1998, the stockholders will be entitled to elect three
(3) Class III directors for a term expiring in 2001. The directors of the Company are divided into three classes having staggered terms of three years. The nominees for election as Class III directors are incumbent directors.
The Company has no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting. Set forth below is information concerning the nominees for election and for the other persons whose terms of office will continue after the meeting, including the age, year first elected a director and business experience during the previous five years as of April 3, 1998. The three nominees, if elected at the Annual Meeting of Stockholders, will serve as Class III directors for a three year term expiring in 2001. The Board of Directors recommends you vote your shares FOR the nominees.

NOMINEES

Name                  Age     Position with the        Director Since
                              Company and the Bank

CLASS III
(Term Expires 2001)
Brent A. Bowman		      48		   Chairman of the Board
                              of the Company and the
                              Bank                      1987

Charles D. Green       72     Director of the Company
                              and the Bank              1957

Vernon C. Larson       74     Director of the Company
                              and the Bank              1974

CONTINUING DIRECTORS
CLASS I
(Term Expires 1999)
Patrick L. Alexander   45    President, Chief Executive
                             Officer and Director of
                             the Company and the Bank   1990

Joseph L. Downey       61    Director of the Company
                             and the Bank               1996

Rolla W. Goodyear      40    Director of the Company
                             and the Bank               1995

Jerry R. Pettle        59    Director of the Company
                             and the Bank               1978
CLASS II
(Term Expires 2000)
Susan E. Roepke        58    Director, Vice President,
                             Secretary and Treasurer of
                             the Company and Director,
                             Senior Vice President and
                             Cashier of the Bank         1997

Donald J. Wissman     60     Director of the Company and
                             the Bank                    1994


All of the Company's directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified, and all executive officers hold office for a term of one year. There are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of the Company's directors or executive officers have been selected for their respective positions, except that the Company and the Bank have entered into an employment contract with Mr. Alexander. No director is related to any other director or executive officer of the Company or the Bank by blood, marriage or adoption, except that Mr. Goodyear is the brother-in-law of Mr. William F. Caton, who is a director of the Bank.

The business experience of each nominee and continuing director for the past five years is as follows:

Patrick L. Alexander became President and Chief Executive Officer of the Manhattan Federal Savings and Loan
Association (the predecessor-in-interest to the Bank) in 1990, and became the President and Chief Executive Officer of the Company and the Bank on August 28, 1992 and January 5, 1993, respectively. From 1986 to 1990, Mr. Alexander served as President of the Kansas State Bank of Manhattan, Manhattan, Kansas. Mr. Alexander serves as a member of the Board of Directors of the Big Lakes Foundation, Inc. Mr. Alexander serves on the Economic Development Committee for the Manhattan Chamber of Commerce.

Brent A. Bowman has been President of Brent Bowman and
Associates Architects, P.A., an architectural firm in Manhattan, Kansas, since 1979. Mr. Bowman serves on the
Manhattan Historic District Review Board.

Joseph L. Downey has been a director of Dow Chemical Co.
since 1989 and a Dow Senior Consultant since 1995 after having served in a variety of executive positions with that company, including Senior Vice President from 1991 to 1994.

Rolla W. Goodyear was the Chairman of the Board of Auburn
Security Bancshares, Inc. and President and Chief Executive
Officer of Security State Bank from 1983 until its
acquisition by the Company in April 1995.  Mr. Goodyear
served as President of the Auburn branch of the Bank from
January, 1996 through July, 1997.   In August, 1997, Mr.
Goodyear joined Financial Institutions Technology, dba
Suntell, as Chief Financial Officer.

Charles D. Green is a former partner in the Manhattan, Kansas law firm of Arthur, Green, Arthur, Conderman & Stutzman from 1950 to July 1, 1993. Mr. Green formerly served as a director of the Commerce Bank, N.A., a wholly-owned subsidiary of CBI-Central Kansas, Inc., which is a wholly owned subsidiary of Commerce Bancshares, Inc., Kansas City, Missouri.

Vernon C. Larson was the Assistant Provost and Director of
International Programs at Kansas State University,
Manhattan, Kansas from 1962 until his retirement in 1991.

Jerry R. Pettle is a dentist who has practiced with Dental
Associates of Manhattan, P.A., in Manhattan, Kansas, since
1970. Dr. Pettle serves on the Board of Directors of the Manhattan Medical Center and is an examiner for the Kansas
Dental Board. Dr. Pettle is a past member of the Board of Directors of the Friends of the Konza Prairie and a past member of the Kansas State University Foundation.

Susan E. Roepke became Vice President of the Company on
August 28, 1992 and Senior Vice President, Secretary and
Cashier of the Bank on January 5, 1993.  She was elected
Secretary of the Association in 1992 and became Vice
President/Operations Division of the Association in 1991, and had been Treasurer of the Association since 1970. She held these positions with the Association until the Conversion in 1993.

Donald J. Wissman is President of the Grain Industry
Alliance, a consortium of Kansas State University, American
Institute of Baking, DPRA Incorporated and the USDA Grain
Marketing and Production Research Center. He was Chairman of DPRA from 1987 to 1998, an independent environmental/economic research firm headquartered in
Manhattan, Kansas. Dr. Wissman was with DPRA since 1965, having served in a variety of positions, including Senior
Vice President and Senior Economist. He is a past Chairman and Director of the Manhattan Chamber of Commerce, past
Director of Kansas State University Research Foundation and a Director of the mid American Commercialization
Corporation.

Board Committees and Meetings

There presently are two committees of the Board of Directors of the Company, a Stock Option Committee which administers the Company's Stock Option Plan and an Audit Committee. The full Board of Directors considers nominations to the Board, and will consider nominations made by stockholders if such nominations are in writing and otherwise comply with Section
3.1 of the Company's bylaws. The Board of Directors of the Bank has an Executive Committee, and a Directors' Loan Committee.

The Executive Committee consists of Directors Bowman (Chairman), Alexander, Roepke, Wissman and Mr. William F. Caton, a director of the Bank. The Executive Committee has authority to perform policy reviews, oversee and direct compensation and personnel functions, monitor marketing and CRA activities, review and approve the budget and asset/liability position and undertake other organizational issues and planning discussions as deemed appropriate. The committee meets monthly on a regularly scheduled basis and more frequently if necessary. During 1997 the committee met 12 times.

The Directors' Loan Committee consists of Directors Green (Chairman), Alexander, Downey, Goodyear, Larson and Pettle. The Directors' Loan Committee is responsible for policy review and oversight of the loan and investment functions. It has the authority to approve loans in excess of the Officers' Loan Committee lending authority up to legal lending limits, subject to certain exceptions which apply to certain levels of unsecured and insider loans which must be approved by the entire Board of Directors. The committee reviews the loan loss reserve for adequacy and reviews in detail lending and investment activities. The committee meets monthly on a regularly scheduled basis and more frequently if necessary. During 1997 the committee met 14 times.

The Audit Committee consists of Directors Pettle (Chairman), Bowman, Larson, Wissman and Mr. William F. Caton, a director of the Bank. The Audit Committee is responsible for overseeing the internal and external audit functions. It approves internal audit staffing, salaries and programs.
The Internal Auditor reports directly to the committee on audit and compliance matters. The committee also reviews and approves the scope of the annual external audit and consults with the independent auditors regarding the results of their auditing procedures. The committee normally meets quarterly. During 1997 the committee met 4 times.

The Stock Option Committee consists of Directors Bowman
(Chairman) Pettle and Wissman. The Stock Option Committee administers the Stock Option Plan and has the authority, among other things, to select the employees to whom options will be granted, to determine the terms of each option, to interpret the provisions of the Stock Option Plan and to make all determinations that it may deem necessary or advisable for the administration of the Stock Option Plan.
During 1997 the committee did not meet.

A total of 12 regularly scheduled and special meetings were held by the Board of Directors of the Company during 1997.
During 1997, all directors attended at least 75 percent of the meetings of the Board and the committees on which they serve.

Directors of the Company receive no fees for attendance at regularly scheduled meetings of the Board of Directors of the Company and they receive $100 for attendance at special meetings. Directors of the Bank receive fees of $400 per month plus $100 per meeting for attendance at regularly scheduled meetings of the Board of Directors of the Bank and $100 per month for attendance at regularly scheduled meetings of committees, except that Mr. Alexander and Mrs. Roepke do not receive additional amounts for attendance at committee meetings.


EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation paid or granted to the Company's Chief
Executive Officer for the past three fiscal years. None of the remaining executive officers of the Company or the Bank had an aggregate salary and bonus which exceeded $100,000.






SUMMARY COMPENSATION TABLE



Securities
Name and                                             Underlying   All other
Principal    Year ended                              Options/     Compensation
Position     December 31    Salary($)(1)  Bonus($)   SARs(3)      ($)(2)

Patrick L.   1997           $119,957       $32,045     ---         $12,975
Alexander    1996            114,993        30,473     ---          13,105
President/   1995            108,648        18,000     ---          12,994
CEO



1.  Includes amounts deferred.

2. Represents contributions made to the MNB Bancshares, Inc. Employee Stock Ownership Plan (the "ESOP"), of which the 1997 contributions have not yet been determined, and also includes premium payments for an insurance policy purchased for disability and death benefit available to all employees. The contribution to the ESOP was $11,880 for 1995, $11,919 for 1996, and is expected to be approximately
$12,000 for 1997.




The following table sets forth certain information concerning the number and value of stock options at December
31, 1997 held by the Chief Executive Officer.



AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
YEAR AND FY-END OPTION/SAR VALUES

                                   Number of
                                   Securities                    Value of
                                   Underlying                    Unexercised
                                   Unexercised                   In-the-Money
                                   Options/SARs at               Options/SARs at
                                   FY-End (#)                    FY-End ($)


              Shares
              Acquired on  Value       Exer-      Unexer-      Exer-     Unexer-
Name          Exercise(#)  Realized    cisable    cisable      cisable   cisable
Patrick L.
Alexander      6,240        $56,232     31,786(1)  ---         $286,440 $---




(1)	Includes options resulting from stock dividends paid by
the Company.

Employment Agreement  In January, 1993 the Company and the
Bank entered into an employment agreement with Patrick L.
Alexander. The employment agreement initially provided for an initial base salary of $94,605, which may be increased but not decreased, and an initial term of three years, with one year extensions thereafter unless the agreement has been terminated or the Company or Mr. Alexander has provided a notice of non-renewal prior thereto. Notwithstanding any such notice, the term of the agreement will be extended to three years upon any change in control of the Company or the Bank, as defined in the agreement. The employment agreement will terminate upon the death or disability of Mr.
Alexander, in the event of certain regulatory actions or upon notice by either the Company or Mr. Alexander, with or without cause. The employment agreement will be suspended in the event of a regulatory suspension of Mr. Alexander's employment. In the event of termination of Mr. Alexander's employment due to disability or without cause, the Company will be obligated to pay or to provide to him, as applicable, continued salary and benefits until the earlier of the expiration of the term of the agreement or his death.
In the event Mr. Alexander's employment discontinues following a change in control of the Company or the Bank, the successor to the Company or the Bank is obligated to make a lump sum payment to him equal to three times his then annual salary and to continue benefits until the earlier of three years or his death. For purposes of the employment agreement, Mr. Alexander's employment will be considered terminated following a change in control in the event his right to retain his position with the Bank or to exercise fully the authority, duties and responsibilities of such position is changed or terminated. The employment agreement includes a covenant which will limit the ability of Mr.
Alexander to compete with the Bank in an area encompassing a fifty mile radius from the Bank's main office for a period of one year following the termination of his employment with the Bank. The geographic area covered by this provision constitutes a portion of the Bank's primary service area.

The Executive Committee has furnished the following report on executive compensation. The incorporation by reference of this Proxy Statement into any document filed with the Securities and Exchange Commission by the Company shall not be deemed to include the report unless the report is specifically stated to be incorporated by reference into such document.

Executive Committee Report on Executive Compensation

The Executive Committee of the Board of Directors of the Bank is composed of five directors and is responsible for recommendations to the Board of Directors of the Company for compensation of executive officers of the Bank and the Company. At this time no separate salary is paid to the officers of the Company. In determining compensation, the following factors are generally taken into consideration:

1.	The performance of the executive officers in achieving
the short and long term goals of the Company.

2.	Payment of compensation commensurate with the ability
and expertise of the executive officers.

3.	Attempt to structure compensation packages so that they
are competitive with similar companies.

The committee considers the foregoing factors, as well as others, in determining compensation. There is no assigned weight given to any of these factors.

Additionally, the Executive Committee considers various benefits, such as the ESOP and the Stock Option Plan, together with perquisites in determining compensation. The committee believes that the benefits provided through the stock based plans more closely tie the compensation of the officers to the interests of the stockholders and provide significant additional performance incentives for the officers which directly benefit the stockholders through an increase in the stock value.

Annually, the Executive Committee evaluates four primary areas of performance in determining Mr. Alexander's level of compensation. These areas are: long-range strategic planning and implementation; Company financial performance;
Company compliance with regulatory requirements and relations with regulatory agencies; and effectiveness of managing relationships with stockholders and the Board of Directors. When evaluating the financial performance of the Company, the committee considers profitability, asset growth and risk management. The primary evaluation criteria are considered to be essential to the long-term viability of the Company and are given equal weight in the evaluation.
Finally, the committee reviews compensation packages of peer institutions to ensure that Mr. Alexander's compensation is competitive and commensurate with his level of performance.

The 1997 compensation of Mr. Alexander was based upon the factors described above and his substantial experience and length of service with the organization. During 1997, Mr.
Alexander successfully headed the Company's acquisition program, which included planning, analysis, contacting a number of financial institutions and completing the acquisition of Freedom Bancshares, Inc. The Executive
Committee also considered the continuing additional duties required in completing the transition of the Bank from a mutual savings association to a commercial bank which is a stock institution. Mr. Alexander did not participate in any decisions pertaining to his compensation.

Members of the Executive Committee are:

Brent A. Bowman, Chairman
Patrick L. Alexander
Susan E. Roepke
Donald J. Wissman
William F. Caton

Performance Graph

The incorporation by reference of this Proxy Statement into any document filed with the Securities and Exchange
Commission by the Company shall not be deemed to include the following performance graph and related information unless the graph and related information are specifically stated to be incorporated by reference into the document.

The following graph shows a five year comparison of cumulative total returns for the Company, the Nasdaq Stock
Market (U.S. Companies) and the Nasdaq Bank Stocks index.
The Common Stock of the Company was first listed for quotation on the Nasdaq National Market System on January 6,
1993.



COMPARISON OF CUMULATIVE TOTAL RETURN*
ASSUMES $100 INVESTED ON JANUARY 6, 1993

*Total return assumes reinvestment of dividends





                      1/6/93  12/31/93  12/31/94  12/31/95  12/31/96  12/31/97
 MNB Bancshares, Inc. $100    $123      $156      $190      $230       $274
Nasdaq Market - U.S.  $100    $114      $111      $157      $194       $238
Nasdaq Bank Stocks    $100    $114      $113      $169      $223       $377



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERSThe following table sets forth certain information regarding the Company's Common Stock beneficially owned on April 3, 1998 with respect to all persons known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock, each director and nominee, each executive officer named in the Summary Compensation Table and all directors and executive officers of the Company as a group.


Name of Individual and            Amount and Nature of             Percent of
Number of Persons in Group        Beneficial Ownership(1)             Class
First Manhattan Co.                94,096(2)                          7.3%
437 Madison Avenue
New York, New York 10022

MNB Bancshares, Inc.              109,700(3)                          8.5%
Employee Stock Ownership Plan
800 Poyntz Avenue
Manhattan, Kansas 66502

Jack Goldstein                     89,368(4)                          6.9%
555 Poyntz Avenue
Manhattan, Kansas  66502

Patrick L. Alexander               96,095(5)                           7.3%
2801 Brad Lane
Manhattan, Kansas  66502

Mr. Rolla Goodyear                110,140(6)                           8.6%
8840 Hanover
Auburn, Kansas 66402

Susan E. Roepke                     99,905(7)                          7.7%
2600 Sumac Drive
Manhattan, Kansas  66502

Directors
Brent A. Bowman                      4,964(8)                            *
Joseph L. Downey                     6,098                               *
Charles D. Green                    26,844(8)                           2.1%
Vernon C. Larson                     9,064(9)                            *
Jerry R. Pettle                     14,688                              1.1%
Donald J. Wissman                    3,546(10)                           *

All directors and executive
officers as a group (12 persons)   436,418(11)                          32.0%

*Less than 1%.
1. The information contained in this column is based upon information furnished to the Company by the persons named above and the members of the designated group. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares in this table shall not be deemed to be an admission of beneficial ownership of such shares. Amounts shown include shares issued pursuant to a stock dividends paid by the Company and the two-for-one stock split declared in January of 1998.

2.  Pursuant to an Amendment dated February 9, 1998, to a
Schedule 13D filed by First Manhattan Co.

3. Includes 49,982 shares which have been allocated to participants' accounts under the Company's ESOP.

4.  Pursuant to a Schedule 13D dated November 1, 1996.

5. Includes 4,502 shares held in an IRA of which the power to vote such shares is shared with the IRA administrator and 39,742 shares over which voting and investment power is shared with his spouse. Also includes 31,786 shares presently obtainable through the exercise of options granted under the Company's Stock Option Plan, over which shares Mr.
Alexander has no voting and sole investment power.

6. Includes 2,128 shares held by Mr. Goodyear's spouse, over which shares Mr. Goodyear has no voting or investment power.

7. This includes 18,914 shares held in
an Investment Retirement Account ("IRA"), of which the power to vote such shares is shared with the IRA administrator, 30,166 shares held by her spouse and over which Ms. Roepke has shared voting and investment power and 16,166 shares presently obtainable through the exercise of options granted under the Company's Stock Option Plan, over which shares Ms.
Roepke has no voting and sole investment power.

8. Includes an aggregate of 2,536 shares presently obtainable through the exercise of options granted under the Company's Stock Option Plan for each named individual, over which shares each such person has no voting and sole investment power.

9. Represents 9,064 shares held jointly with his spouse and over which Mr. Larson has shared voting and investment power.

10. Includes 1,460 shares held by his spouse and over which Mr. Wissman has shared voting and investment power.

11. Includes an aggregate of 76,628 shares presently obtainable through the exercise of options granted under the Company's Stock Option Plan.

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers, directors and persons who own more than 10% of the Company's Common
Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which the Company's shares of Common Stock are traded. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on the Company's review of the copies of such forms, the Company is not aware that any of its directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the period commencing January 1, 1997 through December 31, 1997.


TRANSACTIONS WITH MANAGEMENT

Directors and officers of the Company and the Bank and their associates were customers of and had transactions with the Company and the Bank during 1997. Additional transactions are expected to take place in the future. All outstanding loans, commitments to loan, and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.




PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

The Board of Directors of the Company has unanimously approved an amendment (the "Amendment") to Article IV of the Company's Certificate of Incorporation (the "Certificate") that would increase the number of authorized shares of the Company's Common Stock, $.01 par value per share, from
1,500,000 shares to 3,000,000 shares.   As of April 3, 1998,
the Company had 1,288,476 shares of Common Stock issued and outstanding following a two-for-one stock split effected in February, 1998.

The Board of Directors has proposed adoption of the Amendment for several reasons, including those set forth below. First, the Amendment will provide additional shares of Common Stock following the effectuation of the stock split in February. As a result of the stock split, the number of shares of Common Stock owned by each of the Company's stockholders as of the record date for the stock split doubled, and each such share then had approximately half of the per share value of Common Stock prior to the stock split. The decrease in the per share value of Common
Stock has lead to a commensurate decrease in the per share market price, thus making an investment in Common Stock by existing or potential stockholders of the Company more readily possible. Following the stock split, only 211,524 shares of authorized and unissued (and unreserved) Common
Stock remained for future issuance by the Company.

Second, the additional shares authorized by the Amendment will provide management with enough shares of Common Stock to enter into certain transactions involving the use of Common Stock that may be advisable from time to time. Such transactions could include, but are not limited to, the acquisition by the Company of additional branch locations, subsidiaries or bank or thrift holding companies. Although no such transactions are planned for the immediate future, management and the Board of Directors believe that it is in the Company's best interests to have available a sufficient number of authorized shares of Common Stock if such transactions become advisable.

Third, the additional shares of Common Stock authorized by the Amendment could be used to raise additional working capital for the Company or the Bank. The Board of Directors does not currently have any plans to raise capital through the issuance of additional shares or otherwise, but these shares would be available for that purpose.

The increase in the number of shares of Common Stock authorized by the Amendment will allow for the possibility of substantial dilution of the voting power of current stockholders of the Company, although no dilution occurred as a direct result of the stock split. The degree of any such dilution which would occur following the issuance of any additional shares of Common Stock, including any newly authorized Common Stock, would depend upon the number of shares of Common Stock that are actually issued in the future, which number cannot be determined at this time.
Issuance of a large number of such shares could significantly dilute the voting power of existing stockholders.

The existence of a substantial number of authorized and unissued shares of Common Stock could also impede an attempt to acquire control of the Company because the Company would have the ability to issue additional shares of Common Stock in response to any such attempt. The Company is not aware of any such attempt to acquire control at this time, and no decision has been made as to whether any or all newly authorized but unissued shares of Common Stock would be issued in response to any such attempt.

To be approved by the Company's stockholders, the Amendment must receive the affirmative vote of a majority of the outstanding shares of Common Stock.

The Board of Directors recommends that you vote your shares
FOR the Amendment.


PROPOSAL TO ADOPT STOCK INCENTIVE PLAN

On January 21, 1998, the Board of Directors unanimously adopted resolutions approving the MNB Bancshares, Inc. 1998
Stock Incentive Plan (the "Incentive Plan"), subject to stockholder approval, to promote equity ownership of the Company by directors of the Company and selected officers and employees of the Bank, to increase their proprietary interest in the success of the Company, and to encourage them to remain in the employ of the Company.

Administration

The Incentive Plan is to be administered by the MNB Bancshares, Inc. Stock Option Plan Administrative
Committee which is composed of three non-employee directors appointed by the Board of Directors (the
"Stock Option Committee"). The Stock Option Committee will have the authority, subject to approval by the Board of Directors, to select the employees to whom awards may be granted, to determine the terms of each award, to interpret the provisions of the Incentive Plan and to make all other determinations that it may deem necessary or advisable for the administration of the Incentive Plan.

The Incentive Plan provides for the grant of "incentive stock options," as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended, options that do not so qualify (referred to herein as "nonstatutory options"), restricted stock and stock appreciation rights ("SARs"), as determined in each individual case by the Stock Option Committee. The Board of Directors has reserved 100,000 shares of Common Stock for issuance under the Incentive Plan. In general, if any award (including an award granted to a non-employee director) granted under the Incentive Plan expires, terminates, is forfeited or is canceled for any reason, the shares of Common Stock allocable to such award may again be made subject to an award granted under the Incentive Plan.

Awards

Directors of the Company and key policy-making employees of the Bank are eligible to receive grants under the Incentive Plan. Directors may receive nonstatutory options based upon a formula. Employee awards may be granted subject to a vesting requirement and in any event will become fully vested upon a merger or change of control of the Company. The exercise price of incentive stock options granted under the Incentive Plan must at least equal the fair market value of the Common Stock subject to the option (determined as provided in the plan) on the date the option is granted. The exercise price of nonstatutory options and SARs will be determined by the Stock Option Committee.

An incentive stock option granted under the Incentive Plan to an employee owning more than 10% of the total combined voting power of all classes of capital stock of the Company is subject to the further restriction that such option must have an exercise price of at least 110% of the fair market value of the shares of Common Stock issuable upon exercise of the option (determined as of the date the option is granted) and may not have an exercise term of more than five years. Incentive stock options are also subject to the further restriction that the aggregate fair market value (determined as of the date of grant) of Common Stock as to which any such incentive stock option first becomes exercisable in any calendar year, is limited to $100,000. To the extent options covering more than $100,000 worth of Common Stock first become exercisable in any one calendar year, the excess will be nonstatutory options. For purposes of determining which, if any, options have been granted in excess of the $100,000 limit, options will be considered to become exercisable in the order granted.

Each director and key employee eligible to participate in the Incentive Plan will be notified by the Stock Option Committee. To receive an award under the Incentive Plan, an award agreement must be executed which specifies the type of award to be granted, the number of shares of Common Stock (if any) to which the award relates, the terms and conditions of the award and the date granted. In the case of an award of options, the award agreement will also specify the price at which the shares of Common Stock subject to the option may be purchased, the date(s) on which the option becomes exercisable and whether the option is an incentive stock option or a nonstatutory option.

The full exercise price for all shares of Common Stock purchased upon the exercise of options granted under the Incentive Plan must be paid by cash, personal check, personal note, award surrender or Common Stock owned at the time of exercise. Incentive stock options granted to employees under the Incentive Plan may remain outstanding and exercisable for ten years from the date of grant or until the expiration of ninety days (or such lesser period as the Stock Option Committee may determine) from the date on which the person to whom they were granted ceases to be employed by the Company. Nonstatutory options and SARs granted under the Incentive Plan remain outstanding and exercisable for such period as the Stock Option Committee may determine.

No awards have been made by the Stock Option Committee pursuant to the Stock Incentive Plan at this time.



Income Tax

Incentive stock options granted under the Incentive Plan have certain advantageous tax attributes to the recipient under the income tax laws. No taxable income is recognized by the option holder for income tax purposes at the time of the grant or exercise of an incentive stock option, although neither is there any income tax deduction available to the Company as a result of such a grant or exercise. Any gain or loss recognized by an option holder on the later disposition of shares of Common Stock acquired pursuant to the exercise of an incentive stock option generally will be treated as capital gain or loss if such disposition does not occur prior to one year after the date of exercise of the option, or two years after the date the option was granted.

As in the case of incentive stock options, the grant of nonstatutory stock options, restricted stock or SARs will not result in taxable income for income tax purposes to the recipient of the awards, nor will the Company be entitled to an income tax deduction. Upon the exercise of nonstatutory stock options or SARs, or the lapse of restrictions on restricted stock, the award holder will generally recognize ordinary income for income tax purposes equal to the difference between the exercise price and the fair market value of the shares of Common Stock acquired or deemed acquired on the date of exercise, and the Company will be entitled to an income tax deduction in the amount of the ordinary income recognized by the option holder. In general, any gain or loss realized by the option holder on the subsequent disposition of such shares will be a capital gain or loss.

Amendment and Termination

The Stock Incentive Plan expires ten years after its adoption, unless sooner terminated by the Board of Directors. The Board of Directors has authority to amend the Stock Incentive Plan in such manner as it deems advisable, except that the Board of Directors is not permitted without stockholder approval to amend the plan in a manner which would prevent the grant of incentive stock options or increase the number of shares of Common Stock available. The Incentive Plan provides for appropriate adjustment, as determined by the Stock Option Committee, in the number and kind of shares subject to unexercised options, in the event of any change in the outstanding shares of Common Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event.

Required Affirmative Vote

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the 1998 Annual Meeting is required to approve the Incentive
Plan.

The Board of Directors unanimously recommends a vote FOR the proposed Incentive Plan.



INDEPENDENT PUBLIC ACCOUNTANTS

Stockholders will be asked to approve the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the year ending December 31, 1998. A proposal will be presented at the annual meeting to ratify the appointment of KPMG Peat Marwick LLP. If the appointment of KPMG Peat Marwick LLP is not ratified, the matter of the appointment of independent public accountants will be considered by the Board of Directors.
Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR this appointment.


SUBMISSION OF STOCKHOLDER PROPOSALS

Any proposal which a stockholder of the Company wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in May 1999, must be received at the principal executive offices of the Company (MNB Bancshares, Inc., 800 Poyntz Avenue, Manhattan, Kansas 66502, attention: Mr. Patrick L. Alexander, President) no later than December 18, 1998, and must otherwise comply with the notice and other provisions of the Company's Bylaws.


GENERAL

Your proxy is solicited by the Board of Directors and the cost of solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Company or the Bank, acting on the Company's behalf, may solicit proxies by telephone, telegraph or personal interview. The Company will, at its expense, upon the receipt of a request from brokers and other custodians, nominees and fiduciaries, forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

OTHER BUSINESS

It is not anticipated that any action will be asked of the stockholders other than that set forth above, but if other matters properly are brought before the meeting, the persons named in the proxy will vote in accordance with their best judgment.


FAILURE TO INDICATE CHOICE

If any stockholder fails to indicate a choice in items (1),
(2), (3) or (4) on the proxy card, the shares of such stockholder shall be voted (FOR) in each instance.


REPORT ON FORM 10-K


THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON REPRESENTING THAT HE OR SHE WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK AS OF THE RECORD DATE FOR THE MEETING, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. SUCH WRITTEN REQUEST SHOULD BE SENT TO MR. PATRICK L. ALEXANDER, MNB BANCSHARES, INC., P.O. BOX 308, MANHATTAN, KANSAS 66505.

By order of the Board of Directors




/s/Patrick L. Alexander
President and Chief
Executive Officer
Manhattan, Kansas
April 17, 1998

ALL STOCKHOLDERS ARE URGED TO SIGN
AND MAIL THEIR PROXIES PROMPTLY


PROXY FOR COMMON SHARES ON BEHALF OF BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF THE STOCKHOLDERS OF MNB BANCSHARES, INC.
TO BE HELD MAY 18, 1998

The undersigned hereby appoints Patrick L. Alexander and Brent A. Bowman, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of the Stockholders of MNB Bancshares, Inc., to be held at the Kansas State University Student Union, 17th and Anderson Avenue, Manhattan, Kansas 66506, on Monday, May 18, 1998, at 2:00 p.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as follows:

1.	ELECTION OF DIRECTORS:

FOR all nominees listed below (except as marked to the contrary below)

WITHHOLD AUTHORITYto vote for all nominees listed below(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME
IN THE LIST BELOW.)Class III (term expires 2001): Brent A. Bowman, Charles D. Green and Vernon C. Larson



2.	AMEND THE CERTIFICATE OF INCORPORATION OF THE COMPANY
TO INCREASE THE AUTHORIZED COMMON STOCK TO 3,000,000 SHARES:

For  ____   Against ____   Abstain _____

3.	APPROVE THE MNB BANCSHARES, INC. 1998 STOCK INCENTIVE
PLAN:

For  ____   Against ____   Abstain _____

4.	APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE
COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING
DECEMBER 31, 1998:

For  ____   Against _____ Abstain  _____

5.	In accordance with their discretion, upon all other
matters that may properly come before said meeting and any adjournment or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF
NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE
NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSALS 2, 3 and
4.

Dated: ________________________, 1998

Signature(s)_____________________________

_________________________________________


NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.

EXHIBIT A
MNB BANCSHARES, INC.
STOCK INCENTIVE PLAN

1.  Purpose of the Plan

The MNB BANCSHARES, INC., 1998 STOCK INCENTIVE PLAN (hereinafter referred to as the "Plan") is intended to provide a means whereby directors, employees, consultants and advisors of MNB BANCSHARES, INC., and its Related Corporations may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may permit certain directors, employees, consultants and advisors to acquire Shares or otherwise participate in the financial success of the Company, on the terms and conditions established herein.

2.  Definitions

The following terms shall be defined as set forth below:

(a)  Board.  Shall mean the Board of Directors of the Company.

(b) Cause. Shall mean the commitment of fraud, the misappropriation of or intentional material damage to the property or business of the Company, the substantial failure to fulfill the duties and responsibilities of a regular position and/or comply with Company policies, rules or regulations, or the conviction of a felony.

(c)  Change of Control.  Shall mean:

  (i) the consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the '34 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the '34 Act) of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company other than through the receipt of Shares pursuant to the Plan; or

  (ii) the individuals who, as of the date hereof, are members of the Board cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders of the Company, of any new director was approved by a vote of a majority of the Board, and such new director shall, for purposes of this Agreement, be considered as a member of the Board; or

 (iii) approval by stockholders of the Company of: (1) a merger or consolidation if the stockholders, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or
(2) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company are acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the Company; or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock of the Company immediately prior to such acquisition.

(d) Code. Shall mean the Internal Revenue Code of 1986, and any amendments thereto.

(e) Committee. Shall mean a committee appointed by the Board in accordance with Section 3 hereof.

(f)  Company.  Shall mean MNB Bancshares, Inc.

(g) Compete. Shall mean within a period of one (1) year after the termination of service, the direct or indirect competition with the business of the Company and its Related Corporations, including, but not by way of limitation, the direct or indirect owning, managing, operating, controlling, financing or serving as an officer, employee, director or consultant to, or by soliciting or inducing, or attempting to solicit or induce, any employee or agent of the Company or a Related Corporation to terminate employment and become employed by any person, firm, partnership, corporation, trust or other entity which owns or operates, a business similar to that of the Company and its Related Corporations, within the counties in which the Company and its Related Corporations is operating, except with the express prior written consent of the Company.

(h) Disability. Shall mean a physical or mental disability (within the meaning of Section 22(e)(3) of the Code) which impairs the individual's ability to substantially perform his or her current duties for a period of at least twelve (12) consecutive months, as determined by the Committee.

(i) ERISA. Shall mean the Employee Retirement Income Security Act of 1974, and any amendment thereto.

(j) Incentive Stock Option. Shall mean an award under the Plan that satisfies the general requirements of Code Section 422, namely: (i) grantees must be employees; (ii) the exercise price may not be less than the fair market value of the underlying Shares at the date of grant; (iii) no more than $100,000 worth of Shares may become exercisable in any year; (iv) the maximum duration of an award may be ten (10) years; (v) awards must be exercised within three
(3) months after termination of employment, except in the event of Disability or death; and (vi) Shares received upon exercise must be retained for the greater of two (2) years from the date of grant or one (1) year from the date of exercise.

(k) Nonqualified Options. Shall mean an option award under the Plan that is not an Incentive Stock Option.

(l) Related Corporation. Shall mean Security National Bank and any corporation which would be a parent or subsidiary corporation with respect to the Company as defined in Section 424(e) or

(f), respectively, of the Code.

(m) Retirement. Shall have the same meaning as is provided under the MNB Bancshares, Inc. Employee Stock Ownership Plan, and shall mean termination of service, other than for Cause, after attainment of age sixty (60) for directors, consultants and advisors.

(n) Restricted Stock. Shall mean an award of Shares under the Plan that are restricted as to transfer and subject to forfeiture.

(o) Rule 16b-3. Shall mean Rule 16b-3 promulgated under the '34 Act, and any amendments thereto.

(p)  Shares.  Shall mean common stock of the Company.

(q) Stock Appreciation Rights. Shall mean rights entitling the grantee to receive the appreciation in the market value of a stated number of Shares.

(r) '33 Act. Shall mean the Securities Act of 1933, and any amendments thereto.

(s) '34 Act. Shall mean the Securities Exchange Act of 1934, and any amendments thereto.

3.  Administration of the Plan

The Plan shall be administered by the Board, or a Committee appointed by the Board. The Board, or the appointed Committee, shall have sole authority to:

(a) select the directors, employees, consultants and advisors to whom awards shall be granted under the Plan;

(b)  establish the amount and conditions of each such award;

(c) prescribe any legend to be affixed to certificates representing such awards;

(d)  interpret the Plan; and

(e) adopt such rules, regulations, forms and agreements, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan.

  All decisions made by the Board, or the Committee, in administering the Plan shall be final.

4.  Shares Subject to the Plan

The aggregate number of Shares that may be obtained by directors, employees, consultants and advisors under the Plan shall be 100,000 Shares. Any Shares that remain unissued at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available sufficient Shares to meet the requirements of the Plan.

5.  Stock Options

(a) Type of Options. The Company may issue options that constitute Incentive Stock Options to employees and Nonqualified Options to directors, employees, consultants and advisors under the Plan. The grant of each option shall be confirmed by a stock option agreement that shall be executed by the Company and the optionee as soon as practicable after such grant. The stock option agreement shall expressly state or incorporate by reference the provisions of the Plan and state whether the option is an Incentive Option or a Nonqualified Option.

(b) Terms of Options. Except as provided in Subparagraphs (c) and (d) below, each option granted under the Plan shall be subject to the terms and conditions set forth by the Board in the stock option agreement including, but not limited to, option price and option term.

(c) Additional Terms Applicable to All Options. Each option shall be subject to the following terms and conditions:

(i) Written Notice. An option may be exercised only by giving written notice to the Company specifying the number of Shares to be purchased.

(ii) Method of Exercise. The aggregate option price may be paid in any one or a combination of cash, personal check, Shares already owned or Plan awards which the optionee has an immediate right to exercise, as provided by the Board.

(iii) Term of Option. An option shall be exercisable as provided under the Plan or by the Board.

(iv) Disability or Death of Optionee. If an optionee terminates service due to Retirement, Disability or death prior to exercise in full of any options, he or she or his or her beneficiary, executor, administrator or personal representative shall have the right to exercise the options within a period of twelve (12) months after the date of such termination to the extent that the right was exercisable at the date of such termination as provided in the stock option agreement, or as may otherwise be provided by the Board.

(v) Transferability. No option may be transferred, assigned or encumbered by an optionee, except: (A) by will or the laws of descent and distribution;
(B) by gifting for the benefit of descendants for estate planning purposes; or (C) pursuant to a certified domestic relations order.

(d) Additional Terms Applicable to Incentive Options. Each Incentive Option shall be subject to the following terms and conditions:

(i) Option Price. The option price per Share shall be 100% of the fair market value of a Share on the date the option is granted. Notwithstanding the preceding sentence, the option price per Share granted to an individual who, at the time such option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (hereinafter referred to as a "10% Shareholder") shall not be less than 110% of the fair market value of a Share on the date the option is granted.

(ii) Term of Option. No option may be exercised more than ten (10) years after the date of grant. No option granted to a 10% Shareholder may be exercised more than five (5) years after the date of grant. Notwithstanding any other provisions hereof, no option may be exercised more than three (3) months after the optionee terminates employment with the Company, except in the event of death or Disability as provided under Subparagraph (c)(iv) above.

(iii) Annual Exercise Limit. The aggregate fair market value of Shares which first become exercisable during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, the fair market value of each Share shall be determined on the date the option with respect to such Share is granted.

(iv) Transferability. No option may be transferred, assigned or encumbered by an optionee, except by will or the laws of descent and distribution, and during the optionee's lifetime an option may only be exercised by him or her.

6.  Restricted Stock Awards

(a) Grants. Restricted Stock Awards ("RSAs") under the Plan shall be evidenced by restricted stock agreements in such form and consistent with the Plan as the Board shall approve from time to time.

(b) Restriction Period. RSAs awarded under the Plan shall be subject to such terms, conditions, and restrictions, including without limitation: prohibitions against transfer; substantial risks of forfeiture; attainment of performance objectives; repurchase by the Company or right of first refusal for such period or periods as shall be determined by the Board at the time of grant. The Board shall have the power to permit, in its discretion, anacceleration of the expiration of the applicable restriction period with respect to any part or all of the RSAs awarded to a grantee.

(c) Restrictions Upon Transfer. RSAs awarded, and the right to vote underlying Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered during the restriction period applicable to such Shares, except:
(i) by will or the laws of descent and distribution; (ii) by gifting for the benefit of descendants for estate planning purposes; or (iii) pursuant to a certified domestic relations order. Subject to the foregoing, and except as otherwise provided in the Plan, the grantee shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such Shares.

(d) Certificates. Each certificate issued in respect of RSAs awarded to a grantee shall be deposited with the Company, or its designee, and shall bear the following legend:

  "This certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the MNB Bancshares, Inc. 1998 Stock Incentive Plan and an Agreement entered into by the registered owner. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and Agreement, a copy of each of which is on file in the office of the Secretary of said Company."

(e) Lapse of Restrictions. The Agreement shall specify the terms and conditions upon which any restrictions upon Shares awarded under the Plan shall lapse, as determined by the Board. Upon the lapse of such restrictions, Shares, free of the foregoing restrictive legend, shall be issued to the grantee or his or her legal representative.

(f) Termination Prior to Lapse of Restrictions. In the event of a grantee's termination of service prior to the lapse of restrictions applicable to any RSAs awarded to such grantee, all Shares as to which there still remain restrictions shall be forfeited by such grantee without payment of any consideration to the grantee, and neither the grantee nor any successors, heirs, assigns, or personal representatives of such grantee shall thereafter have any further rights or interest in such Shares or certificates.

7.  Stock Appreciation Rights

(a) Grants. Stock Appreciation Rights ("SARs") may be granted separately or in tandem with or by reference to an option granted prior to or simultaneously with the grant of such rights, to such eligible directors, employees, consultants and advisors as may be selected by the Board.

(b) Terms of Grant. SARs may be granted in tandem with or with reference to a related option, in which event the grantee may elect to exercise either the option or the SAR, but not both, as to the same Share subject to the option and the SAR, or the SAR may be granted independently of a related option. SARs shall not be transferable, except: (i) by will or the laws of descent and distribution; (ii) by gifting for the benefit of descendants for estate planning purposes; or (iii) pursuant to a certified domestic relations order.

(c) Payment on Exercise. Upon exercise of a SAR, the grantee shall be paid the excess of the then fair market value of the number of Shares to which the SAR relates over the fair market value of such number of Shares at the date of grant of the SAR or of the related option, as the case may be. Such excess shall be paid in cash or in Shares having a fair market value equal to such excess or in such combination thereof as the Board shall determine.

8.  Amendment or Termination of the Plan

The Board may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 13 hereof) no amendment shall be made without approval of the stockholders of the Company which shall: (i) materially increase the aggregate number of Shares with respect to which Incentive Stock Option awards may be made under the Plan; or (ii) change the class of persons eligible to receive Incentive Stock Option awards under the Plan; provided, however, that no amendment, suspension or termination shall impair the rights of any individual, without his or her consent, in any award theretofore made pursuant to the Plan.

9.  Term of Plan

The Plan shall be effective upon the date of its adoption by the Board; provided that, Incentive Options may be granted only if the Plan is approved by the shareholders within twelve (12) months before or after the date of adoption. Unless sooner terminated under the provisions of Section 9, Shares and SARs shall not be granted under the Plan after the expiration of ten (10) years from the effective date of the Plan. However, awards may be exercisable after the end of the term of the Plan.

10.  Rights as Shareholder

Upon delivery of any Share to a director, employee, consultant or advisor, such person shall have all of the rights of a shareholder of the Company with respect to such Share, including the right to vote such Share and to receive all dividends or other distributions paid with respect to such Share.

11.  Merger or Consolidation

In the event the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, the surviving corporation may agree to exchange options and SARs issued under this Plan for options and SARs (with the same aggregate option price) to acquire and participate in that number of shares in the surviving corporation that have a fair market value equal to the fair market value (determined on the date of such merger or consolidation) of Shares that the grantee is entitled to acquire and participate in under this Plan on the date of such merger or consolidation. In the event of a Change of Control, options, Restricted Stock and SARs shall become immediately and fully exercisable.

12.  Changes in Capital and Corporate Structure

The aggregate number of Shares and interests awarded and which may be awarded under the Plan shall be adjusted to reflect a change in the outstanding Shares of the Company by reason of a recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of shares, stock dividend or similar transaction. The adjustment shall be made in an equitable manner which will cause the awards to remain unchanged as a result of the applicable transaction.

13.  Service

An individual shall be considered to be in the service of the Company or a Related Corporation as long as he or she remains a director, employee, consultant or advisor of the Company or such Related Corporation. Nothing herein shall confer on any individual the right to continued service with the Company or a Related Corporation or affect the right of the Company or such Related Corporation to terminate such service.

14.  Withholding of Tax

To the extent the award, issuance or exercise of Shares or SARs results in the receipt of compensation by a director, employee, consultant or advisor, the Company is authorized to withhold a portion of such Shares receivable or any cash compensation then or thereafter payable to such person to pay any tax required to be withheld by reason of the receipt of the compensation. Alternatively, the director, employee, consultant or advisor may tender Shares with a value equal to, or a personal check in the amount of, the tax required to be withheld.

15.  Delivery and Registration of Stock

The Company's obligation to deliver Shares with respect to an award shall, if the Board so requests, be conditioned upon the receipt of a representation as to the investment intention of the individual to whom such Shares are to be delivered, in such form as the Board shall determine to be necessary or advisable to comply with the provisions of the '33 Act or any other federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Board shall determine to be necessary or advisable. The Plan is intended to comply with Rule 16b-3, if applicable. any provision of the Plan which is inconsistent with said rule should to the extent of such inconsistency, be inoperative and shall not affect the validity of the remaining provisions of the Plan.